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                                                                      EXHIBIT 15





August 10, 1998



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

RE:      Tollgrade Communications, Inc. and subsidiaries

         1). Form S-8 (Registration No. 333-4290) 1995 Long-Term Incentive Compensation Plan and Individual Stock Options Granted to Certain Directors and Employees Prior to the Adoption of the Plan
         2). Form S-8 (Registration No. 333-52907) 1998 Employee Incentive Compensation Plan.

Ladies and gentlemen:

We are aware that our report dated July 14, 1998, on our review of interim financial information of Tollgrade Communications, Inc. and subsidiaries for the three months and six months ended June 27, 1998, and included within the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in the registration statements referred to above. Pursuant to Rule 436(c)under the Securities Act of 1933, this report should not be considered a part of the registration statements prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

Very truly yours,



/s/ PricewaterhouseCoopers LLP






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